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                                                                     EXHIBIT 3.2




                              AMENDED AND RESTATED
                               CODE OF REGULATIONS
                                       OF
                           SYNERGIS TECHNOLOGIES, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

Section 1.        ANNUAL MEETINGS.

         The Annual Meeting of the shareholders of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held at the time, date and place designated by the Board of Directors. If the Annual Meeting is not held or if directors are not elected thereat, a Special Meeting may be called and held for that purpose.

Section 2.        SPECIAL MEETINGS.

         Special meetings of the shareholders may be held on any business day when called by the Chairman of the Board, the President, a majority of directors or persons holding 50% of all voting power of the Corporation and entitled to vote at such meeting.

Section 3.        PLACE OF MEETING.

         Any meeting of shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

Section 4.        NOTICE OF MEETING AND WAIVER-OF NOTICE.

                  4.1 NOTICE. Written notice of the time, place and purposes of any meeting of shareholders shall be given to each shareholder entitled thereto not less than seven days nor more than 60 days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice shall be deemed to have been given on the day mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

                  4.2 NOTICE TO JOINT OWNER. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and sufficient notice to all the notice so given shall be holders of such shares.
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                  4.3 WAIVER. Notice of any meeting may be waived in writing by any shareholder either before or after any meeting, or by attendance at such meeting without protest to its commencement.

Section 5.        SHAREHOLDERS ENTITLED TO NOTICE AND TO VOTE.

         If a record date shall not be fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

Section 6.        QUORUM AND VOTING.

                  6.1 QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for any meeting. The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

                  6.2 VOTE REQUIRED. In any other matter brought before any meeting of shareholders, the affirmative vote of the holders of shares representing a majority of the votes actually cast shall be the act of the shareholders provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion.

                  6.3 VOTING. Except as provided by statute or in the Articles of Incorporation of the Corporation, as such may be amended or restated from time-to-time ("Articles"), every shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record on the record date for the determination of the shareholders entitled to vote at the meeting.

Section 7.        ORGANIZATION OF MEETINGS.

                  7.1 PRESIDING OFFICER. The Chairman of the Board, or in the Chairman of the Board's absence, the President or a person designated by the Board of Directors, shall call all meetings of the shareholders to order and shall act as Chairman thereof; if all such persons are absent, the shareholders shall elect a Chairman.

                  7.2 MINUTES. The Secretary of the Corporation, or in the Secretary's absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.




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Section 8.        PROXIES.

         A person who is entitled to attend a shareholders' meeting, to vote thereat or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of the person's rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney which may be transmitted physically or by facsimile.

Section 9.        LIST OF SHAREHOLDERS.

         At any meeting of shareholders a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced upon the request of any shareholder.



                                   ARTICLE II

                                    DIRECTORS


Section 1.        GENERAL POWERS.

         The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

Section 2.        ELECTION, NUMBER AND QUALIFICATION OF DIRECTORS.

                  2.1 ELECTION. The directors shall be elected at the Annual Meeting of the shareholders, or if not so elected, a Special Meeting of shareholders. The only candidates who shall be eligible for election at such meeting shall be those who have been nominated by or at the direction of the Board of Directors (which nominations shall be either made at such meeting or disclosed in a proxy statement, or supplement thereto, distributed to shareholders for such meeting) and those who have been nominated at such meeting by a shareholder who has complied with the procedures set forth in this Section
2. A shareholder may make a nomination at any such meeting for the office of director only if such shareholder has first delivered or sent by certified mail to the Secretary of the Corporation, return receipt requested, notice in writing at least five and no more than 30 days prior to such meeting of shareholders, which notice shall set forth or be accompanied by (a) the name and residence of such shareholder; (b) a representation that such shareholder is a holder of record of voting stock of the corporation and intends to appear in persons by proxy at such meeting to nominate the person or persons specified in the notice;
(c) the name and residence of each such nominee; and (d) the consent of such nominee to serve as director if so elected. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a



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nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  2.2 NUMBER. The number of directors, which shall not be less than the lesser of three or the number of shareholders of record, may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In addition, the number of directors may be fixed or changed by action of the directors at any meeting of directors at which a quorum is present by a majority vote of the directors present at the meeting. The directors then in office may fill any director's office that is created by an increase in the number of directors. The number of directors elected shall be deemed to be the number of directors fixed unless otherwise fixed by resolution adopted at the meeting at which such directors are elected.

                  2.3 QUALIFICATIONS. Directors need not be shareholders of the Corporation.

Section 3.        TERM OF OFFICE OF DIRECTORS.

                  3.1 TERM. Each director shall hold office until the next Annual Meeting of the shareholders and until a director's successor has been elected or until a director's earlier resignation, removal from office or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

                  3.2 RESIGNATION. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning director, unless some other time is specified therein.

                  3.3 VACANCY. In the event of any vacancy in the Board of Directors for any reason, the remaining directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term, or in the alternative, may reduce the number of directors constituting the Board of Directors to the number of remaining directors, but not to less than three.

Section 4.        MEETINGS OF DIRECTORS.

                  4.1 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the meeting of shareholders at which directors are elected. The holding of such shareholders' meeting shall constitute notice of such directors' meeting and such meeting shall be held without further notice. Other regular meetings of the Board of Directors shall be held at such times and places as may be fixed by the directors.

                  4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President or any two directors.



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                  4.3 PLACE OF MEETING. Any meeting of directors may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

                  4.4 NOTICE OF MEETING AND WAIVER OF NOTICE. Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each director by personal delivery, telephone, facsimile transmission or mail at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting.

Section 5.        QUORUM AND VOTING.

         At any meeting of directors, not less than one-half of the authorized number of directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining, directors in office shall constitute a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by the Articles or Regulations.

Section 6.        COMMITTEES.

                  6.1 APPOINTMENTS. The Board of Directors may from to time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and delegate to any such committee or committees certain powers to be exercised under the control and direction of the Board. Each committee shall be composed of at least three directors unless a lesser number is allowed by law. Each such Committee and each member thereof shall serve at the pleasure of the Board.

                  6.2 EXECUTIVE COMMITTEE. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

                  6.3 COMMITTEE ACTION. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.




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Section 7.        ACTION OF DIRECTORS WITHOUT A MEETING.

         Any action which may be taken at a meeting of directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the directors or all of the members of the particular committee, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8.        COMPENSATION OF DIRECTORS.

         The Board of Directors may allow compensation to directors or performance of their duties and for attendance at meetings or any special services, may allow compensation to members of any committee, and may reimburse any director for the director's expenses in connection with attending any Board or committee meeting.

Section 9.        RELATIONSHIP WITH CORPORATION.

         Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its directors, or between or affects the Corporation and any other person in which one or more of its directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested directors participate in or vote at the meeting of the directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

                  (i) the material facts as to the director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum;

                  (ii) the material facts as to the director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

                  (iii) the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee thereof or the shareholders.




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                                   ARTICLE III

                                    OFFICERS

Section 1.        GENERAL PROVISIONS.

         The Board of Directors shall elect a Chairman of the Board, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, shall be a director, but none of the other officers is required to be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2.        POWERS AND DUTIES.

         All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, any or all of the powers or duties of such officer may be delegated to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

Section 3.        TERM OF OFFICE AND REMOVAL.

                  3.1 TERM. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of directors and until his or her successor is elected and qualified.

                  3.2 REMOVAL. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of directors in office.

Section 4.        COMPENSATION OF OFFICERS.

         The directors shall establish the compensation of officers or may, to the extent not prohibited by law, delegate such authority to one or more officers or directors as they determine.




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                                   ARTICLE IV

                                 INDEMNIFICATION

Section 1.        RIGHT TO INDEMNIFICATION.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, such person is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, member, employee, or agent of another corporation or of a partnership, joint venture, trust, limited liability company, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, member, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including, without limitation, attorneys' fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 ("ERISA") or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, member, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators. Except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

         The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by an indemnitee in such person's capacity as a director, officer, partner, member, or employee (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that such indemnitee's omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made



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if the Corporation's Board of Directors makes a good faith determination that such payment would violate applicable law or public policy.

Section 2.        RIGHT OF INDEMNITEE TO BRING SUIT.

         If a claim under Section 1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3.        NONEXCLUSIVITY AND SURVIVAL OF RIGHTS.

         The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of shareholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this
Article IV, or of any of the procedures established by the Board of Directors pursuant to Section 7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

         Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article IV shall, notwithstanding any amendment to or repeal of this Article IV, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article IV (or the estate or personal representative of such person) for a period of six years after the date such person's service to or on behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.




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Section 4.        INSURANCE, CONTRACTS, AND FUNDING.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, member, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Ohio. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article IV and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IV.

Section 5.        PERSONS SERVING OTHER ENTITIES.

         Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or a wholly-owned subsidiary of the Corporation, or (ii) in an executive or management capacity in a partnership joint venture, trust, limited liability company or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or member or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 1.

Section 6.        INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

         The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 7.        PROCEDURES FOR THE SUBMISSION OF CLAIMS.

         The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article IV, determination of the entitlement of any person thereto, and review of any such determination. Such procedure shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.




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                                    ARTICLE V

                                   AMENDMENTS

         These Regulations may be amended by the affirmative vote or the written consent of the shareholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall mail a copy of such amendment to each shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. These Regulations may also be amended by the affirmative vote of a majority of the directors to the extent permitted by Ohio law at the time of such amendment.




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